UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 16, 2010

Date of earliest event reported: August 12, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 12, 2010, Warner Chilcott plc (the “Company”) and certain of the Company’s subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the offer and sale by Warner Chilcott Company, LLC and Warner Chilcott Finance LLC (each, an “Issuer” and together, the “Issuers”) and the purchase by the Initial Purchasers in a private placement of $750,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2018 (the “Notes”) guaranteed by the Company and by its other subsidiaries that guarantee obligations under the Company’s senior secured credit facilities, subject to certain exceptions. The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Notes Offering”). As previously announced, the Company intends to use the net proceeds from the Notes Offering, together with $1.5 billion aggregate principal amount of additional term loans to be incurred pursuant to an amendment to its existing senior secured credit facilities, in order to fund a special cash dividend to its shareholders of $8.50 per share, or approximately $2.14 billion in the aggregate, and to pay related fees and expenses. The Notes Offering is expected to close on or about August 20, 2010 and is conditioned upon the concurrent closing of the amendment to, and borrowings under, the senior secured credit facilities.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

The Purchase Agreement relating to the Notes Offering is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Purchase Agreement, dated August 12, 2010, among Warner Chilcott Company, LLC, Warner Chilcott Finance LLC, Warner Chilcott plc (the “Company”), certain subsidiaries of the Company and Banc of America Securities LLC, as representative of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen

	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: August 16, 2010